Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Fiscal 2015 Financial Results

Dallas, Texas. (May 27, 2015) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and nine months ended April 30, 2015.

For the three months ended April 30, 2015, revenue, gross margin and net income were $297.1 million, $127.4 million and $57.6 million, respectively. These represent a decrease in revenue of $12.6 million, or 4.1%; a decrease in gross margin of $4.8 million, or 3.7%; and an increase in net income of $16.7 million, or 40.8%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.44 compared to $0.31 last year, an increase of 41.9%.

For the nine months ended April 30, 2015, revenue, gross margin and net income were $863.8 million, $364.6 million and $162.4 million, respectively. These represent a decrease in revenue of $12.3 million, or 1.4%; an increase in gross margin of $13.0 million, or 3.7%; and an increase in net income of $34.7 million, or 27.2%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.23 compared to $0.97 last year, an increase of 26.8%.

Included in the operating results of the prior year is an impairment charge of $29.1 million recorded in the third quarter resulting primarily from the abandonment of work previously capitalized in connection with the development of a third-party enterprise operating system.

On Thursday, May 28, 2015, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart052815. A replay of the call will be available through July 27 by calling (877) 919-4059. Use confirmation code # 33373930.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copartmea.com), and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Wendy Lucero, Assistant to the Chief Financial Officer
972-391-5043 or wendy.lucero@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
Service revenues and vehicle sales:
Service revenues	$256,564	$255,045	$741,692	$717,140
Vehicle sales	40,578	54,677	122,094	158,899
Total service revenues and vehicle
sales	297,142	309,722	863,786	876,039
Operating expenses:
Yard operations	125,348	122,422	367,124	358,888
Cost of vehicle sales	34,503	46,263	103,694	135,996
Yard depreciation and amortization	9,248	8,110	26,655	27,665
Yard stock-based payment compensation	626	675	1,721	1,856
Gross margin	127,417	132,252	364,592	351,634
General and administrative	25,940	29,908	86,741	95,364
General and administrative depreciation
and amortization	2,916	4,659	8,646	12,684
General and administrative stock-based
payment compensation	3,794	5,948	11,569	15,406
Impairment of long-lived assets	—	29,104	—	29,104
Total operating expenses	202,375	247,089	606,150	676,963
Operating income	94,767	62,633	257,636	199,076
Other (expense) income:
Interest expense, net	(5,656)	(2,023)	(11,932)	(6,226)
Other income, net	(815)	708	4,919	3,301
Total other expense	(6,471)	(1,315)	(7,013)	(2,925)
Income before income taxes	88,296	61,318	250,623	196,151
Income taxes	30,733	20,441	88,252	68,507
Net income	$57,563	$40,877	$162,371	$127,644

Basic net income per common share	$0.46	$0.32	$1.29	$1.02
Weighted average common shares
outstanding	126,415	125,794	126,309	125,604

Diluted net income per common share	$0.44	$0.31	$1.23	$0.97
Diluted weighted average common shares
outstanding	132,124	131,486	131,837	131,095

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30,	July 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$678,742	$158,668
Accounts receivable, net	217,003	196,985
Vehicle pooling costs and inventories	32,762	31,697
Income taxes receivable	2,587	2,288
Deferred income taxes	5,053	1,803
Prepaid expenses and other assets	18,312	20,850
Total current assets	954,459	412,291
Property and equipment, net	683,956	692,383
Intangibles, net	19,715	25,242
Goodwill	271,484	283,780
Deferred income taxes	29,116	36,721
Other assets	44,247	56,387
Total assets	$2,002,977	$1,506,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$154,255	$152,156
Deferred revenue	4,612	4,170
Income taxes payable	5,660	8,284
Current portion of long-term debt and capital lease obligations	64,921	79,674
Total current liabilities	229,448	244,284
Deferred income taxes	6,334	7,372
Income taxes payable	26,982	23,771
Long-term debt and capital lease obligations, net of discount	599,951	223,227
Other liabilities	4,294	4,651
Total liabilities	867,009	503,305
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	422,194	404,542
Accumulated other comprehensive loss	(66,594)	(20,060)
Retained earnings	780,355	619,004
Total stockholders’ equity	1,135,968	1,003,499
Total liabilities and stockholders’ equity	$2,002,977	$1,506,804

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	April 30,
	2015	2014
Cash flows from operating activities:
Net income	$162,371	$127,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,579	40,349
Allowance for doubtful accounts	(453)	936
Impairment of long-lived assets	—	29,104
Stock-based payment compensation	13,290	17,262
Excess tax benefits from stock-based payment compensation	(1,279)	(1,219)
Gain on sale of property and equipment	(735)	(1,696)
Deferred income taxes	3,641	(12,609)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21,763)	(9,161)
Vehicle pooling costs and inventories	(1,874)	(170)
Prepaid expenses and other current assets	1,480	(3,539)
Other assets	7,584	(12,133)
Accounts payable and accrued liabilities	2,042	15,269
Deferred revenue	445	316
Income taxes receivable	985	7,305
Income taxes payable	1,313	8,229
Other liabilities	(1,257)	1,747
Net cash provided by operating activities	203,369	207,634

Cash flows from investing activities:
Purchases of property and equipment including acquisitions, net of cash
acquired	(49,079)	(78,078)
Proceeds from sale of property and equipment	1,087	3,271
Net cash used in investing activities	(47,992)	(74,807)

Cash flows from financing activities:
Proceeds from the exercise of stock options	3,372	5,680
Excess tax benefit from stock-based payment compensation	1,279	1,219
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,495	1,115
Principal payments on long-term debt	(331,250)	(56,250)
Proceeds from the issuance of long-term debt, net of discount	698,939	—
Debt offering costs	(955)	—
Change in bank overdraft	—	(16,291)
Repurchases of common stock	(1,737)	(80)
Net cash provided by (used in) financing activities	371,143	(64,607)

Effect of foreign currency translation	(6,446)	981

Net increase in cash and cash equivalents	520,074	69,201
Cash and cash equivalents at beginning of period	158,668	63,631
Cash and cash equivalents at end of period	$678,742	$132,832

Supplemental disclosure of cash flow information:
Interest paid	$9,705	$6,599
Income taxes paid, net of refunds	$81,995	$65,769

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000